Exhibit 5.1
Jodie M. Bourdet
(415) 693-2054
jbourdet@cooley.com
January 25, 2010
QuinStreet, Inc.
1051 East Hillsdale Blvd., Suite 800
Foster City, CA 94404
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by QuinStreet, Inc., a Delaware corporation (the “Company”), of a Registration Statement (No. 333-163228) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 11,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001, including 1,500,000 shares of common stock by the Company that may be sold pursuant to the exercise of an over-allotment option.
In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, (c) the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.4 to the Registration Statement, each of which will be in effect upon the closing of the offering contemplated by the Registration Statement, and (d) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the general corporation laws of the State of Delaware.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the related Prospectus will be validly issued, fully paid and non-assessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.
101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800 T: (415) 693-2000 F: (415) 693-2222 WWW.COOLEY.COM

QuinStreet, Inc.
January 25, 2010
Page Two
Sincerely,
Cooley Godward Kronish LLP

By:	/s/ Jodie M. Bourdet
Jodie M. Bourdet
101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800 T: (415) 693-2000 F: (415) 693-2222 WWW.COOLEY.COM